UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021 (September 5, 2021)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56128	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On September 5, 2021, Jay Amond resigned from his position as the Chief Financial Officer of 1847 Holdings LLC (the “Company”). Mr. Amond’s resignation was not due to any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

On September 6, 2021, the Company entered into a separation agreement and release (the “Separation Agreement”) with Mr. Amond providing for the separation of his employment with the Company effective as of September 5, 2021. Under the Separation Agreement, the Company agreed, subject to Mr. Amond’s compliance with each and every provision of the Separation Agreement, to pay Mr. Amond a severance payment equal to nine (9) months of his base salary at his current level ($240,000 per year), less applicable statutory deductions and authorized withholdings, payable in equal installments on the Company’s regular payroll dates during the period commencing on September 6, 2021 and ending on June 6, 2022. The Company also agreed to continue to pay its share of Mr. Amond’s health care costs under the Company’s medical, dental or vision plans in which Mr. Amond participates for a period beginning as of October 1, 2021 and ending as of December 31, 2021; provided, however, that Mr. Amond will be responsible for the full amount of the applicable employee contribution as determined and periodically modified by the Company. Mr. Amond is entitled to no additional compensation, payments or benefits of any kind from the Company pursuant to the Separation Agreement.

The Separation Agreement includes a customary release of claims by Mr. Amond in favor of the Company and its affiliates, as well as customary confidentiality and non-disparagement provisions. Mr. Amond may revoke the Separation Agreement for a period of seven (7) days after the date of the Separation Agreement by providing notice in writing to the Company, and the Separation Agreement will not become fully effective and enforceable until after the expiration of such seven-day revocation period.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Appointment of Chief Financial Officer

On September 5, 2021, the board of directors of the Company appointed Vernice L. Howard as the new Chief Financial Officer of the Company, effective as of September 7, 2021.

Vernice L. Howard, age 51, has over 30 years of experience in the fields of finance and accounting. Prior to joining the Company, Ms. Howard worked for Independent Electrical Contractors, Inc. and its affiliates for over eleven years as Chief Financial Officer, where she was responsible for providing leadership to the organization in the areas of finance, human resources and general facilities administration, in addition to setting policies, procedures, strategies, practices and overseeing the organization’s assets. The foundation of Ms. Howard’s accounting and finance experience began with public accounting for several years gaining experience in tax and auditing in the entertainment and nonprofit sectors as Chief Financial Officer for The Cronkite Ward Company, a television production company, and Director of Finance for Community Action Group (CAG), a nonprofit organization. Before her work with Independent Electrical Contractors, Inc., Ms. Howard’s professional background established an emphasis in forensic accounting. Her experience in forensic accounting has provided financial restructuring for every company with which she has held a position. She has a visionary ability to strategically identify the problem and implement result-driven financial solutions. Her skills have been held in high esteem in many court cases as an expert with providing restored finances in the millions to companies. Ms. Howard is a Founding Member of Chief, which is a DC based vetted network of C-level or rising VP’s supporting and connecting exceptional women. Ms. Howard holds a Master of Business Administration in Finance from Trinity Washington University Graduate School of Business Management and Bachelor of Science in Accounting from Duquesne University.

Ms. Howard was elected until her successor is duly elected and qualified. There are no arrangements or understandings between Ms. Howard and any other persons pursuant to which she as selected as Chief Financial Officer. There are no family relationships that exist between Ms. Howard and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Ms. Howard and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On September 7, 2021, the Company entered into an employment offer letter (the “Employment Agreement”) with Ms. Howard setting forth the terms of the compensation for her services as Chief Financial Officer of the Company. Pursuant to the Employment Agreement, Ms. Howard is entitled to an annual base salary of $240,000, consisting of $80,000 for each of the Company’s three portfolio companies, up to a maximum aggregate annual base salary of $300,000 upon the addition of a fourth portfolio company. She will also be eligible for an annual incentive bonus of up to 50% of base salary based on earnings targets to be determined by the board of directors of the Company.  Ms. Howard is also eligible to participate in all employee benefit plans, including health insurance, commensurate with her position.  Ms. Howard’s employment is at-will and may be terminated by the Company at any time or by Ms. Howard upon 90 days’ notice. If the Company terminates Ms. Howard’s employment without cause, she is entitled, subject to her execution of a release of claims in favor of the Company, to six months of base compensation, which will be paid in a lump sum upon termination. The Employment Agreement contains customary confidentiality provisions and restrictive covenants prohibiting Ms. Howard from (i) owning or operating a business that competes with the Company during the term of her employment and for a period of one year following the termination of her employment or (ii) soliciting the Company’s employees for a period of two years following the termination of her employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.2 to this report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release, dated September 5, 2021, between Jay Amond and 1847 Holdings LLC
10.2	Employment Offer Letter, dated September 7, 2021, between Vernice L. Howard and 1847 Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2021	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

3